Exhibit A-7

                                    MODIFIED

                                  Form U-13-60

                                  ANNUAL REPORT

                                 For The Period
             Beginning January 1, 1998 and Ending December 31, 1998

                                     To The

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                       Of

                         SOUTHERN ENERGY RESOURCES, INC.
                    (formerly known as SOUTHERN ENERGY, INC.)
                        (Exact Name of Reporting Company)

                              A Subsidiary Company

            Date of Incorporation July 29, 1981. If not incorporated
                       Date of Organization______________

         State or Sovereign Power under which Incorporated or Organized
                                State of Delaware

          Location of Principal Executive Offices of Reporting Company
                         900 Ashwood Parkway, Suite 500
                                Atlanta, GA 30338

                  Report filed pursuant to File Number 70-6599


                     Name, title, and address of officer to
              whom correspondence concerning this report should be
                                   addressed:

     James A. Ward   V. President & Controller   900 Ashwood Parkway, Suite 500
        (Name)            (Title)                             (Address)

       Name of Principal Holding Company under which Reporting Company is
                                   Organized:

                              THE SOUTHERN COMPANY

                INSTRUCTIONS FOR THE USE OF MODIFIED FORM U-13-60

1. Time of Filing - - Annual Report essentially in the form of U-13-60 shall be filed appended to Form U5S, Annual Report of the Parent and Associate Companies Pursuant to the Public Utility Holding Company Act of 1935. Form U5S is required to be filed by May 1.

2. Number of Copies - - Each annual report shall be filed in duplicate. The company should prepare and retain at least one extra copy for itself in case correspondence with reference to the report becomes necessary.

3. Definitions - - Definitions contained in Instruction 01-8 to the Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies, Public Utility Holding Company Act of 1935, as amended February 2, 1979 shall be applicable to words or terms used specifically within the modified Form U-13-60.

4. Organization Chart - - The company shall submit with each annual report a copy of its current organization chart.

                                                                             2
-------------------------------------------------------------------------------

                  LISTING OF SCHEDULES AND ANALYSIS OF ACCOUNTS

-------------------------------------------------------------------------------

               Description of Schedules and Accounts    Schedule or      Page
                                                      Account Number    Number
-------------------------------------------------------------------------------

COMPARATIVE BALANCE SHEET                               Schedule I       3-4
------------------------
     COMPANY PROPERTY                                   Schedule II       5

     ACCUMULATED PROVISIONS FOR DEPRECIATION AND
     AMORTIZATION OF COMPANY PROPERTY                   Schedule III      6

     INVESTMENTS                                        Schedule IV       7

     ACCOUNTS RECEIVABLE FROM ASSOCIATE COMPANIES
     --------------------------------------------       Schedule V        8

     MISCELLANEOUS DEFERRED DEBITS                      Schedule IX       9

     PROPRIETARY  CAPITAL                               Schedule XI       10

     LONG TERM DEBT                                     Schedule XII      11

     CURRENT AND ACCRUED LIABILITIES                    Schedule XIII     12

     NOTES TO FINANCIAL STATEMENTS                      Schedule XIV      13

COMPARATIVE INCOME STATEMENT                            Schedule XV       14
----------------------------
     ANALYSIS OF BILLING-ASSOCIATE COMPANIES            Account 457       15

     ANALYSIS OF BILLING-NONASSOCIATE COMPANIES
                                                        Account 458       16

     SCHEDULE OF EXPENSE BY DEPARTMENT OR
     FUNCTION
                                                        Schedule XVII    17-18

     DEPARTMENTAL ANALYSIS OF SALARIES                  Account 920      19

     DISPOSITION OF INTELLECTUAL PROPERTY               Account 928      20

     MISCELLANEOUS GENERAL EXPENSES                     Account 930.2    21

     TAXES OTHER THAN INCOME TAXES                      Account 408      22

     DONATIONS                                          Account 426.1    23

     OTHER DEDUCTIONS                                   Account 426.5    24

     NOTES TO STATEMENT OF INCOME                       Schedule XVIII   25

     OUTSIDE SERVICES EMPLOYED                          Schedule XIX     26

     ORGANIZATION CHART                                                 27-28

                                                                             3
                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

------------------------------------------------------------------------------
                     SCHEDULE I - COMPARATIVE BALANCE SHEET
------------------------------------------------------------------------------
Give balance sheet of the Company as of December 31 of the current and prior year. (Note: Amounts are in thousands of dollars)
------------------------------------------------------------------------------
     ACCOUNT             ASSETS AND OTHER DEBITS             AS OF DECEMBER 31
------------------------------------------------------------------------------
                                                            CURRENT       PRIOR
                                                            -------      ------
         COMPANY PROPERTY
         ----------------
101      Company Property               (Schedule II)        13,493      10,610
107      Construction work in progress  (Schedule II)             -          -
                                                             ------      ------
                            Total Property                   13,493      10,610
                                                             -------     ------

108      Less accumulated provision for depreciation and
         amortization of company property (Schedule III)     (7,274)     (5,723)
                                                             ------      ------

                         Net Company Property                 6,219       4,887
                                                             ------      ------

         INVESTMENTS
         -----------
123      Investments in associate companies                       -           -
124      Other Investments  (Schedule IV)                       739         667

                                                              ------     ------
                           Total Investments                    739         667
                                                              ------     ------

         CURRENT AND ACCRUED ASSETS
         -------------------------
131      Cash                                                14,712      1,998
134      Special deposits                                       596        941
135      Working funds                                          151        168
136      Temporary cash investments                               -          -
141      Notes Receivable                                        40         75
143      Accounts Receivable                                  2,155      6,653
144      Accumulated provision for uncollectable accounts      (567)      (555)
146      Accounts receivable from associate companies
         (Schedule V)                                       156,801     79,255
152      Fuel stock expenses undistributed                        -          -
154      Materials and supplies                               4,500          -
163      Stores expenses undistributed                            -          -
165      Prepayments                                            191        128
174      Miscellaneous current and accrued assets               545      2,186
                                                           --------   ---------
                   Total Current and Accrued Assets         179,124     90,849
                                                           --------   ---------

         DEFERRED DEBITS
         ---------------
181      Unamortized debt expense                                -          -
184      Clearing accounts                                       -          -
186      Miscellaneous deferred debits  (Schedule IX)          167         64
188      Research, development, or demonstration expenditures
                                                                 -          -
190      Accumulated deferred income taxes                  37,047     35,088

                                                          --------   --------
                         Total Deferred Debits             37,214      35,152
                                                          -------    -------
         TOTAL ASSETS AND OTHER DEBITS                    223,294     131,555
                                                          -------     --------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.


-------------------------------------------------------------------------------
                     SCHEDULE I - COMPARATIVE BALANCE SHEET
-------------------------------------------------------------------------------

     ACCOUNT       LIABILITIES AND PROPRIETARY CAPITAL      AS OF DECEMBER 31
-------------------------------------------------------------------------------
                                                          CURRENT        PRIOR
                                                         --------        -----
       PROPRIETARY CAPITAL
       -------------------

201    Common stock issued               (Schedule XI)       100           100
211    Miscellaneous paid-in capital     (Schedule XI)   288,846       205,059
215    Appropriated retained earnings    (Schedule XI)         -             -
216    Unappropriated retained earnings  (Schedule XI)  (157,295)     (134,428)
                                                        --------      --------
                     Total Proprietary Capital           131,651        70,731
                                                        --------      --------

       LONG TERM DEBT
       --------------

223    Advances from associate companies    (Schedule XII)     -            -
224    Other long-term debt                 (Schedule XII)     -            -
225    Unamortized premium on long-term debt                   -            -
226    Unamortized discount on long-term debt-debit            -            -
                                                        --------     --------
                       Total long-term debt                    -            -
                                                        --------     --------

       CURRENT AND ACCRUED LIABILITIES
       ------------------------------

231    Notes Payable                                           -            -
232    Accounts payable                                   12,282        12,857
233    Notes payable to associate companies (Schedule XIII)
                                                               -            -
234    Accounts payable to associate companies
       (Schedule XIII)                                     4,041        2,714
236    Taxes accrued                                         160        2,094
237    Interest accrued                                        -            -
238    Dividends declared                                      -            -
241    Tax collections payable                             1,535          645
242    Miscellaneous current and accrued liabilities
        (Schedule XIII)                                   21,059       13,652
                                                        --------     --------
               Total current and accrued liabilities      39,077       31,962
                                                        --------     --------

       DEFERRED CREDITS
       ----------------
253    Other deferred credits                             40,049       15,424
255    Accumulated deferred investment tax credits             -            -
                                                       ---------     --------
                      Total Deferred Credits             40,049        15,424
                                                       ---------     --------

282    ACCUMULATED DEFERRED INCOME TAXES                 12,517        13,438
       ---------------------------------

       TOTAL LIABILITIES AND PROPRIETARY
       CAPITAL                                          223,294       131,555
                                                       --------      --------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

----------------------------------------------------------------------------
                         SCHEDULE II - COMPANY PROPERTY
----------------------------------------------------------------------------
                       START OF                                     END OF
                         YEAR                 RETIRED   OTHER        YEAR
       DESCRIPTION     BALANCE      ADDITION   OR SOLD  CHANGES     BALANCE
----------------------------------------------------------------------------
       COMPANY PROPERTY
       ----------------
Account
-------
301    ORGANIZATION           5           -        -         -            5

303    MISCELLANEOUS
       INTANGIBLE
       PLANT                795           -        -         -          795

304    LAND AND LAND
       RIGHTS                 -           -        -         -            -

305    STRUCTURES AND
       IMPROVEMENTS           -           -        -         -            -

306    LEASEHOLD
       IMPROVEMENTS  1    1,480         153        -         -        1,633

307    EQUIPMENT  1 2     5,773       2,553        3      (277)       8,046

308    OFFICE FURNITURE
       AND
       EQUIPMENT   1      2,324         589        -       (63)       2,850

309    AUTOMOBILES, OTHER
       VEHICLES AND
       RELATED GARAGE
       EQUIPMENT            233           -        -       (69)         164

310    AIRCRAFT AND
       AIRPORT EQUIPMENT      -           -        -         -            -

311    OTHER COMPANY
       PROPERTY  3            -           -        -         -            -

       SUB-TOTAL         10,610           -        -         -       13,493
                         ------       -----      ---      -----      ------
107    CONSTRUCTION WORK
       IN PROGRESS  4         -
                        -------       -----      ---      -----      ------
       TOTAL             10,610       3,295        3      (409)      13,493
                        -------       -----      ---      -----      ------


1) PROVIDE AN EXPLANATION OF THOSE CHANGES CONSIDERED MATERIAL:
   Purchase of Compute Hardware:   $ 2,553
   Purchase of Software Licenses:
   Purchase of Office Furniture:       589
   Professional Office Expansion:      153



2) SUBACCOUNTS ARE REQUIRED FOR EACH CLASS OF EQUIPMENT OWNED. THE COMPANY SHALL PROVIDE A LISTING BY SUBACCOUNT OF EQUIPMENT ADDITIONS DURING THE YEAR AND THE BALANCE AT THE CLOSE OF THE YEAR:


                                                               BALANCE AT
                     SUBACCOUNT DESCRIPTION   ADDITIONS      CLOSE OF YEAR
                     ----------------------   ---------      -------------
Computer Software                                    -              795
Computer Hardware                                2,553            8,046



3) DESCRIBE OTHER COMPANY PROPERTY:
   Not Applicable

4) DESCRIBE CONSTRUCTION WORK IN PROGRESS:
   Not Applicable

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

-------------------------------------------------------------------------------
                                  SCHEDULE III
                   ACCUMULATED PROVISION FOR DEPRECIATION AND
                        AMORTIZATION OF COMPANY PROPERTY
-------------------------------------------------------------------------------
                                          CHARGED              OTHER
                              START OF      TO                 CHANGES   END OF
                               YEAR       ACCOUNT    RETIRE-    AND       YEAR
              DESCRIPTION     BALANCE      403        MENTS   (DEDUCT)  BALANCE
-------------------------------------------------------------------------------
          COMPANY PROPERTY
          ---------------
Account
-------
301        ORGANIZATION           -           -          -          -        -

303        MISCELLANEOUS
           INTANGIBLE
           PLANT                663         114          -          -      776

304        LAND AND LAND
           RIGHTS                 -           -          -          -        -

305        STRUCTURES AND
           IMPROVEMENTS
                                  -           -          -          -        -

306        LEASEHOLD
           IMPROVEMENTS         585         321          -          -      906

307        EQUIPMENT          3,523         918          -          -    4,415

308        OFFICE FURNITURE
           AND FIXTURES
                                819         204         13          -    1,010

309        AUTOMOBILES,
           OTHER
           VEHICLES AND
           RELATED GARAGE
           EQUIPMENT            134          25         19          -      139

310        AIRCRAFT AND
           AIRPORT
           EQUIPMENT              -           -          -          -        -

311        OTHER COMPANY
           PROPERTY               -           -          -          -        -

                       TOTAL  5,723       1,582         32          -    7,274
                              -----       -----         --          --   -----

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

------------------------------------------------------------------------------
                            SCHEDULE IV - INVESTMENTS
------------------------------------------------------------------------------
INSTRUCTIONS:         Complete the following schedule concerning investments.
                      Under account 124, "Other Investments", state each
                      investment separately, with description, including the
                      name of issuing company, number of shares or principal
                      amount, etc.
------------------------------------------------------------------------------
                                               BALANCE AT
                                             BEGINNING OF        BALANCE AT
                      DESCRIPTION                  YEAR         CLOSE OF YEAR
------------------------------------------------------------------------------
ACCOUNT 124   -   OTHER INVESTMENT

Investment in Mobile Energy Services Co. , LLC      667                 739
                                                    ---                 ---
                            TOTAL                   667                 739
                                                    ---                 ---

                                                                           8
                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

-----------------------------------------------------------------------------
            SCHEDULE V - ACCOUNTS RECEIVABLE FROM ASSOCIATE COMPANIES
-----------------------------------------------------------------------------
INSTRUCTIONS:    Complete the following schedule listing accounts
                 receivable from each associate company. Where the company
                 has provided accommodation or convenience payments for
                 associate companies, a separate listing of total payments
                 for each associate by subaccount should be provided.
------------------------------------------------------------------------------
                                                       BALANCE AT   BALANCE AT
                                                      BEGINNING OF  CLOSE OF
                                                         YEAR        YEAR

                 DESCRIPTION
ACCOUNT 146 - ACCOUNTS RECEIVABLE FROM
ASSOCIATE COMPANIES:

      Alabama Power  Co.                                      1              6
      Georgia Power Co.                                       2              -
      Southern Company Services                             512            656
      Mississippi Power Company                               -             69
      Southern Energy North America, Inc.                    26              -
      SEI Birchwood, Inc.                                   956             83
      Southern Energy, Inc.
      (formerly SEI Holdings, Inc.)                         492             62
      Associadios                                             -              9
      Southern Energy-Newco2, Inc.                        1,500          2,251
      Electricidad                                            -              9
      Hidroelectric Alicura, S.A.                           324            141
      Mobile Energy Services Company (MESCO)                868            540
      Mobile Energy Services Holding (MESH)                 500            500
      Southern Energy Trading and Marketing, Inc.        23,731            994
      Edelnor                                             3,118            897
      Southern Electric International Trinidad, Inc.        104            148
      Birchwood Power Partners                            1,624          1,304
      Southern Electric, Inc.                                 3              3
      Savannah Electric                                       -             61
      Southern Company Energy Marketing                       -            155
      State Line Holding Corporation                          -            363
      Southern Investments Holding UK                       (10)            (7)
      Southern Investments UK plc                         1,500          1,603
      South Western Electricity plc                         796          2,688
      Southern Electric Bahamas Holding, Ltd.               619            462
      Beteiligungs GmbH                                   1,164          1,903
      SEI Europe, Inc.                                      822            314
      SEI Europe, Limited                                 1,341              -
      Greenhost, Inc.                                         5            304
      Southern Electric Bahamas Limited                     101            101
      SE do Brasil                                          378            210
      SEI State Line                                         10            597
      State Line LLC                                      5,091         71,528
      SEI Clairton, Inc.                                    324              5
      SEI Finance                                             1              1
      Worldwide Holdings Beteiligungs                       412              -
      Germany BEWAG, Inc                                  1,340          3,347
      SEI Worldwide Holdings, Inc.                        1,340          3,347
           Southern Energy  Canal, LLC                        -         17,764
           Southern Energy Kendall, LLC                       -          7,127
           SE Clairton 2, Inc.                                -            (10)
           Southern Energy Development - Europe Gmbh3         -             99
           Southern Energy International Inc.                 -             96
           Dutch Gas Lease, Inc.                              -              1
      Southern Energy Holdings GmbH2                      9,440          6,135
      SoCo Capital Funding                                    2              3
      Southern Energy Asia, Inc.                         15,184          1,978
      CEPA                                                1,505          1,505
      Sual Slipform                                         424          2,381
      CEPA Slipform                                         796          3,672
      CEPA Tileman Power Systems                              7             48
      CEPAL                                                 735         16,671
      Allied Queensland Coalfield                           104            323
      Hopewell Tileman Philippines                            8              8
      Hopewell Energy Philippines                             8              8
      Southern Energy Finance                               992          1,021
      Hopewell Power Philippines                            110            155
           Hopewell Energy Ltd                                -             49
           CEPA Operations HK                                 -            151
           CEPAO (Phil) Corp.                                 -              3
           Phillippine Power & Infrastruture Holding          -            136
Corporation
           Southern Energy Shajiao C Ltd.                     -             52
      EPZ Lease, Inc.                                         8              9
           CEPA Construction                                  -            906
           CEPA Operations Philippines Corp.                  -            506
           CEPA Operation                                     -            102
           Southern Energy Holding Philippine                 -            384
           Sual Construction                                  -            859
      SEI Brazil                                            937              -
                                                         ------        -------
                                                         79,255        156,801
                                                         ------        -------
                                                     TOTAL

                                                                             9
                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the year Ended December 31, 1998

------------------------------------------------------------------------------
                   SCHEDULE IX - MISCELLANEOUS DEFERRED DEBITS
------------------------------------------------------------------------------
INSTRUCTION:  Provide detail of items in this account. Items less than $10,000 may be grouped by class showing the number of items in each class.
------------------------------------------------------------------------------
                                         BALANCE AT
                                         BEGINNING OF        BALANCE AT
        DESCRIPTION                         YEAR             CLOSE OF YEAR
------------------------------------------------------------------------------
ACCOUNT 186 - MISCELLANEOUS
DEFERRED DEBITS 1)
                                             64                   167





























                                      TOTAL  64                   167
                                             --                   ---

1) Miscellaneous Deferred Debits: $ 167 K for "VAT" credit & the SERI Employee Promissory Note.

                                                                                                                                10

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

----------------------------------------------------------------------------------------------------------------------------------
                                   SCHEDULE XI

                               PROPRIETARY CAPITAL
----------------------------------------------------------------------------------------------------------------------------------
                                                     NUMBER OF
                                                      SHARES         PAR OR STATED VALUE
 ACCOUNT NUMBER         CLASS OF STOCK               AUTHORIZED       PER SHARE                OUTSTANDING CLOSE OF PERIOD
 -------------          --------------              ----------       -------------------   -----------------------------
                                                                                                NO. OF SHARES   TOTAL AMOUNT

        201             COMMON STOCK ISSUED                1,000              $100                 1,000               100

----------------------------------------------------------------------------------------------------------------------------------
INSTRUCTIONS:  Classify amounts in each account with brief explanation, disclosing the general nature of transactions which give rise to the reported amounts.

                        DESCRIPTION                                                                                     AMOUNT

 ACCOUNT  211     MISC. PAID IN CAPITAL                                                                                 288,246
 ACCOUNT  215     APPROPRIATED RETAINED
                  EARNINGS

                                                                                                         TOTAL          288,246






                                                        BALANCE AT        NET INCOME OR
                                                       BEGINNING OF YEAR       (LOSS)        DIVIDENDS PAID        BALANCE AT
                                                                                                                  CLOSE OF YEAR
                                                       ---------------------------------------------------------------------------
                       DESCRIPTION

 ACCOUNT 215      UNAPPROPRIATED RETAINED EARNINGS     (134,428)             (22,875)                   -          (157,295)

                                             TOTAL     (134,428)             (22,875)                   -          (157,295)




                                                                                                                               11
                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

----------------------------------------------------------------------------------------------------------------------------------
                                  SCHEDULE XII
                                 LONG-TERM DEBT
----------------------------------------------------------------------------------------------------------------------------------
INSTRUCTIONS:   Advances from parent and associate companies should be reported separately for advances on notes, and advances on open accounts. Names of associate companies from which advances were received shall be shown under the class and series of obligation column. For Account 224 - Other Long Term Debt provide the name of creditor company or organization, terms of the obligation, date of maturity, interest rate, and the amount authorized and outstanding.
-----------------------------------------------------------------------------------------------------------------------------------

                        TERMS OF OBLIG                                     BALANCE AT                                  BALANCE AT
   NAME OF CREDITOR    CLASS & SERIES    DATE OF  INTEREST     AMOUNT    BEGINNING OF                      (1)       CLOSE OF YEAR
                       OF OBLIGATION   MATURITY     RATE     AUTHORIZED     YEAE       ADDITIONS         DEDUCTIONS

ACCOUNT 223    - ADVANCES FROM PARENT AND ASSOCIATE
                 COMPANIES:                                                    -           -                 -              -




ACCOUNT 224   - OTHER LONG -TERM  DEBT:

              Not Applicable





                                                       TOTAL                 -            -                  -              -
-
(1) GIVE AN EXPLANATION OF DEDUCTIONS:


                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

------------------------------------------------------------------------------
                 SCHEDULE XIII - CURRENT AND ACCRUED LIABILITIES
------------------------------------------------------------------------------
INSTRUCTIONS:      Provide balance of notes and accounts payable to each
                   associate  company.  Give description and amount of
                   miscellaneous current and accrued liabilities.  Items
                   less than $10,000 may be grouped, showing the number of
                   items in each group.
------------------------------------------------------------------------------
                                               BALANCE AT      BALANCE AT CLOSE
                                           BEGINNING OF YEAR        OF YEAR

     D E S C R I P T I O N
-------------------------------------------------------------------------------
ACCOUNT 233 - NOTES PAYABLE TO ASSOCIATE
COMPANIES:

      THE SOUTHERN COMPANY                         -                   -


                               TOTAL               -                   -
------------------------------------------------------------------------------
ACCOUNT 234 - ACCOUNTS PAYABLE TO ASSOCIATE
COMPANIES :

      Alabama Power Company                         -                   -
      Georgia Power Company                       100                 195
      Southern Company Services                   950               1,560
      Mobile Energy Services Holdings               1                   1
      SEI Europe, Limited                       1,175               1,796
      Hidroelectric Alicura, S.A.                   -                   -
      Birchwood Power Partners                      -                   -
      South Western Electricity plc               428                 429
      Mobile Energy Services Co., LLC               -                   -
      SEI Birchwood                                 -                   -
      Southern Energy, Inc.
      (formerly SEI Holdings, Inc.)                 -                   -
      Southern Enterprises                          -                   -
      SEI Hawaii                                   60                  59

                                                 -----               -----
                      TOTAL                      2,714               4,041
                                                 -----               -----
ACCOUNT 242 - MISCELLANEOUS CURRENT AND
              ACCRUED LIABILITIES:
      Employee Garnishments W/H                      -                   -
      Employee Flex Dependent Care                   4                   4
      Employee Flex Health Care                      -                   9
      Accrued Bonuses - Home Office              7,269              12,396
      Accrued Bonuses - Plant                      514                 754
      Accrued Incentive Payable                  1,379               2,743
      Employee Group Insurance Premiums
       Withheld                                      -                   -
      Billing in Excess of Cost on
        Uncompleted Contracts                    1,296               1,415
      Vacation Clearing Current/Prior Year       1,627               3,711
      Loss Provision - Macon Kraft               1,477                   -
      ESP and ESOP                                  70                   2
      MESCO Insurance / Union Dues                   -                   -
      Miscellaneous                                  -                   4
      United Way Withholdings                       16                  21
                                                ------              ------
                               TOTAL            13,652              21,059
                                                ------              ------

                                                                            13
                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
INSTRUCTIONS:   The space below is provided forimportant notes regarding the financial statements or any accounts thereof.  Furnish
                particulars as to any significant contingent assets or
                liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.
-------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      ------------------------------------------
      General
      -------

      Southern Energy Resources, INC. ("SERI" or the "Company"), a wholly owned subsidiary of The Southern Company ("Southern"), is engaged in the development, construction, operation and maintenance ("O&M"), and ownership of cogeneration and independent power facilities in the United States and internationally. The Company's billings to affiliates represents approximately 91% of revenues, while its O&M activities with unaffiliated entities in New York represent approximately 2% of revenues. SERI's international consulting efforts represent approximately 4% of the Company's revenues with the remaining 3% being derived from SERI's global business development efforts.

      SERI owns 99.9% of SEI Operadora del Argentina, S.A., incorporated in 1993 for the purpose of providing operational and maintenance services to Hidroelectrica Alicura, S.A., and 1% of Mobile Energy Services Company, L.L.C. ("Mobile Energy"), formed in 1995 for the purpose of owning and operating an energy and chemical recovery complex located in Mobile, Alabama. SERI also owns 100% of Southern Electric International, Asia, Inc. and 100% of Southern Electric International, GmbH, which were formed in 1995 for the purpose of business development in Asia and Europe, respectively.

      Accounting Estimates
      --------------------

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Basis of Presentation
      ---------------------

      The consolidated financial statements include the accounts of SERI and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform with the current financial statement presentation.

      Cash and Cash Equivalents
      -------------------------

      Investments with an original maturity of 90 days or less are classified as cash and cash equivalents.

      Property and Equipment
      ----------------------

      Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the related assets (ranging from 3 years to 12 years). Leasehold improvements are amortized over the shorter of the respective lease terms or the useful lives of the improvements. The Company's capitalization policy expenses the cost of certain immaterial assets when purchased. Upon the retirement or sale of assets, the costs of such assets and the related accumulated depreciation are removed from the balance sheet and the gain or loss, if any, is credited or charged to income.

      Project Development Costs
      -------------------------

      SERI capitalizes and simultaneously fully reserves for development costs for projects in which a milestone has not yet been achieved but whose likelihood of success is probable. It is reasonably possible that the estimated reserve will be reduced significantly in the near term due to successful project development efforts, which would have a beneficial impact on earnings.

                                                                      13-A

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------
INSTRUCTIONS:    The space below is provided for important notes regarding the financial statements or any accounts thereof.  Furnish
                 particulars as to any significant contingent assets or
                 liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.
------------------------------------------------------------------------------
      Income Taxes
      ------------

      The Company provides deferred income taxes for all significant income tax temporary differences in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires, among other things, the use of an asset and liability method for the recognition of deferred tax liabilities and assets.

      Revenue Recognition
      -------------------
      Revenues from construction contracts are recognized using the percentage-of-completion method. The extent of progress toward completion is measured by comparing the percentage of costs incurred to date to total estimated costs on each contract. Provisions for estimated losses on uncompleted contracts are charged to income in full when such losses become probable and are reasonably estimable. Other service revenues are recognized when earned.

  2.  EMPLOYEE BENEFITS
      ---------------

      Pension Plan
      ------------

      SERI participates in the Pension Plan for Employees of Southern Company Services, Inc., a defined benefit, trusteed, noncontributory plan covering substantially all regular employees. Certain union employees engaged in the operations and maintenance contract with Mobile Energy participate in a separate pension plan. Likewise, union employees engaged in the operations of State Line Energy, L.L.C. in Hammond, IN are covered by a separate union pension plan sponsored through The United Steelworkers of America.

      The following table sets forth SERI's defined benefit plans' funded status as of December 31, 1998 (in thousands):

                                                                        1998
                                                                      --------

      Benefit obligation at beginning of year                      $    18,562
          Service Cost                                                   1,318
          Interest Cost                                                  1,390
          Benefits Paid                                                   (231)
          (Gain)/Loss                                                     (705)
           Amendments                                                      836
                                                                   -----------


     Benefit obligation at end of year                             $    21,170
                                                                   ===========


     Funded Status                                                     $ 1,510

         Unrecognized net transition obligation                            100
         Unrecognized Net (Gain) / Loss                                 (6,626)
         Unrecognized prior service cost                                   842
         Accruals for Acquisition                                      -------
                                                                       (11,850)
                                                                    ----------
     Accrued pension costs recognized in the balance sheets         $  (16,024)
                                                                    ==========

     The actuarial present value of the projected benefit obligation for the plans was determined using a discount rate of 6.75% for 1998 and a rate of increase in future compensation levels of 4.25% for 1998. The expected long-term rate of return on assets was 8.5% for 1998.

                                                                          13-B

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------
INSTRUCTIONS:   The space below is provided for important notes regarding the financial statements or any accounts thereof.  Furnish
                particulars as to any significant contingent assets or
                liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.
-------------------------------------------------------------------------------

      The net periodic pension cost for 1998 included the following components (in thousands):

                                                                      1998
                                                                   ---------

               Service cost-benefits earned                         $ 1,318
               Interest cost on projected benefit obligation          1,389
               Actual return on plan assets                          (1,583)
               Net amortization and deferrals                          (105)
                                                                    -------
               Net periodic pension cost                            $ 1,019
                                                                    =======


      In addition, during 1998 SERI recorded net periodic cost of $ 452,587 related to Mobile's Hourly Union Plan, and provided pension payments to The United Steelworkers of America in the amount of $ 216,514 for union employees at State Line.

      Postretirement Benefits
      -----------------------

      SERI also provides certain medical care and life insurance benefits for retired employees. Substantially all employees may become eligible for these benefits when they retire.

      Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 106 requires that medical care and life insurance benefits for retired employees be accounted for on an accrual basis using a specified actuarial method, benefit/years-of-service.

      The funded status of the medical and life plans at December 31, 1998 was as follows (in thousands):

                                                               1998
                                                        --------------------
                                                         Medical       Life
                                                        ---------    -------

     Benefit obligation at beginning of year           $ 1,916      $  817
        Service Cost                                       154          46
        Interest Cost                                      143          61
        Benefits Paid                                      (36)          0
        (Gain)/Loss                                        391         154
        Amendments                                       1,097         271
                                                       -------      ------
     Benefit obligation at end of year                 $ 3,665      $1,349
                                                       =======      ======

      The discount, future compensation, and expected long-term return on assets rates used for the pensions described above were also used in measuring the postretirement benefit obligation. The weighted average medical care cost trend rate was 8.81 % for 1998, decreasing gradually to 5.50% through the year 2005 and remaining at that level thereafter.

                                                                         13-C

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
-INSTRUCTIONS:     The space below is provided or important notes regarding
                   the financial statements or any accounts thereof. Furnish
                   particulars as to any significant contingent assets or
                   liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.
-------------------------------------------------------------------------------


      The components of the plans' net costs are shown below (in thousands):

                                                           1998
                                                  ----------------------
                                                    Medical        Life
                                                  ----------------------
      Service Cost                                   $154           $ 46
      Interest Cost                                   143             61
      Prior Service Cost                              (54)           (21)
      (Gain)/Loss                                      37             12
                                                     ----           ----

      Net postretirement costs                      $ 280           $ 98
                                                    =====           ====
      Deferred Compensation Plans
      ---------------------------

      In 1993, SERI began to partially compensate certain senior management through a stock formula plan, which seeks to reward individuals for the performance of the investments of SERI and its affiliated companies over a period of four years, relative to the performance of SERI and Southern Company.

      Effective January 1, 1997 the Amended and Restated Deferred Incentive Compensation Plan and the Value Creation Plan were enacted. The purposes of the Southern Energy, Inc. Amended and Restated Deferred Incentive Compensation Plan is to provide a financial incentive which will focus the efforts of certain executives on areas which will have a direct and significant influence on the corporate performance of Southern Energy Resources, Inc. and to provide the potential for levels of compensation which will enhance the ability of the Company to attract, retain and motivate such executives.

      The Value Creation Plan grants Stock Appreciation Rights that grow as SERI's value grows, and can be exercised for the full appreciation amount after four years (when the SAR's are fully vested). The amount of the grant is based on market data for a given job, adjusted for Southern Energy's performance compared to net income and return on investment goals, as determined by Management Council and approved by the Southern Company Compensation Committee.

      Participants credited with an account balance at December 31, 1996 under the terms of the original deferred compensation plan have had such balances converted into awards under this new plan based on the dollar value of such account as of December 31, 1996 as determined under the terms of the original plan. Thereafter, the converted award shall continue to vest in accordance with their original terms under the original plan but shall be adjusted annually based on SERI Value alone.

      As the value of the award is not known until the vesting date, SERI accounts for this formula plan as a variable plan; as such, the Company regularly assesses the current value of the awards and adjusts its accrued liability accordingly. At December 31, 1998 the Company had accrued approximately $4,634,636 related to this plan, which are included in long-term liabilities in the accompanying consolidated balance sheets.

      In addition to the stock formula plan for senior officers, SERI partially compensates employees associated with a specific successful project bid effort through a deferred cash compensation program. Upon successful completion of a bid, members directly affiliated with the effort receive a cash bonus, half of the estimated final payment is paid immediately and half of the estimated final payment is deferred for a period of two years and paid based on the actual performance of the related investment. SERI accrues amounts at the time the award is granted and adjusts the liability accordingly when awards vest and are paid. At December 31, 1998 the Company had accrued approximately $2,743,317 related to this plan, which is included in other accrued liabilities in the accompanying consolidated balance sheets. SERI paid approximately $ 0 to employees under this plan during 1998 related to successful bids in 1998.

                                                                          13-D

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

----------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS
----------------------------------------------------------------------------
INSTRUCTIONS:    The space below is provided for important note regarding the financial statements or any accounts thereof.  Furnish
                 particulars as to any significant contingent assets or
                 liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.
----------------------------------------------------------------------------

  3.  OPERATING LEASES
      ----------------

      SERI has entered into noncancelable operating leases for office space. The expenses under these leases were approximately $2,012,000 in 1998. These leases contain certain concessions and escalations; therefore, rent expense is recognized on a straight-line basis over the lease terms. The future rental obligations for the remaining lease terms are as follows (in thousands):

              1999                                                   $2,184
              2000                                                    2,062
              2001                                                      691
              2002                                                      638
              2003                                                      638
              Thereafter                                                691
                                                                     ------
                            Total minimum lease commitments          $6,904
                                                                     ======


  4.  RELATED-PARTY TRANSACTIONS
      --------------------------

      Additional Equity Contributions
      -------------------------------

      Southern Energy, Inc. (formerly SEI Holdings) contributed approximately $74,260,000 and $83,788,000 in 1997 and 1998 respectively to paid-in capital.

      Construction Activities
      -----------------------

      During 1994, SERI was engaged by an affiliated company to construct a coal-fired cogeneration facility and related greenhouse in King George County, Virginia, the construction of which was completed during 1997. The fixed contract price for the construction of these facilities is $292,040,000.

      Services
      -------

      SERI has agreements with Southern Company Services, Inc. and each of the system operating companies under which those companies provide the following services to SERI at cost: general engineering, design engineering, accounting and statistical budgeting, business promotion and public relations, systems and procedures, training, and administrative and financial services. In addition to these services, certain facilities of the system companies are made available to SERI and its customers. SERI reimburses the service company and the various operating companies at cost for these services. Such costs in 1998 and 1997 amounted to approximately $ 20,868,703 and $ 31,417,464, respectively.

                                                                        13-E
                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
INSTRUCTIONS:     The space below is provided for important notes regarding the financial statements or any accounts thereof.  Furnish
                  particulars as to any significant contingent assets or
                  liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.
-------------------------------------------------------------------------------

      SERI has a contract with Mobile Energy, an affiliated entity to operate and maintain an energy complex in Mobile, Alabama for a period of 25 years at cost. SERI has a similar agreement with Birchwood Power Partners, L.P. ("BPP") to operate and maintain its 220 megawatt coal-fired cogeneration facility located in King George County, Virginia, for a period of 25 years for a fee of $120,000 per year, adjusted annually for inflation.

5.    CONTINGENCIES
      -------------

      Litigation With Former President
      -------------------------------

      In October 1991, a former SERI president filed suit in the Superior Court of DeKalb County (Georgia) against Southern, SERI, and an executive vice president of Southern. The plaintiff alleged defamation, breach of contract, and intentional infliction of emotional distress arising from his termination as president of SERI. Judgment in favor of the plaintiff was awarded by the court during 1994 in the amount of $2,700,000, plus legal costs of approximately $2,000,000. In 1994, SERI filed an insurance claim for an amount equal to the total judgment. The Company's insurer has elected to appeal the Superior Court's judgment. In the opinion of management, any portion of the judgment ultimately deemed uninsurable will not have a material adverse impact on the results of operations or financial position of the Company.

      Labor Subject to Collective Bargaining Agreements
      -------------------------------------------------

      Substantially all of the employees engaged in the operations and maintenance contract with Mobile Energy and at State Line Energy, L.L.C. are subject to collective bargaining agreements, none of which expired during 1998.

      Other Matters
      ------------

      The Company is subject to other legal actions and claims arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse impact on the results of operations or financial position of the Company.



                                                                                   14

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

-------------------------------------------------------------------------------------------
                                   SCHEDULE XV

                               STATEMENT OF INCOME
-------------------------------------------------------------------------------------------
                                                                  CURRENT           PRIOR
     ACCOUNT           D  E  S  C  R  I  P  T  I  O                 YEAR             YEAR
-------------------------------------------------------------------------------------------
              INCOME
       457    Charges rendered to associate companies              148,443          103,304
       458    Services rendered to non-associate companies          14,383           58,760
       421    Miscellaneous income or loss                             212              776
                                                                   -------          -------
                                 Total Income                      163,040          162,840
                                                                   -------          -------
              EXPENSES
       920    Salaries and wages                                    37,659           38,751
       921    Office supplies/expense, Travel, & Auto               12,947           14,797
       922    Administrative expense transferred - credit               (7)              37
       923    Outside services employed                            112,909           76,719
       924    Property insurance                                     1,711              666
       925    Injuries and damages                                      49              237
       926    Employee pensions and benefits                        21,019           28,175
       928    Disposition of intellectual property                       -                -
      930.1   General advertising expense                               84              208
      930.2   Miscellaneous general expenses                         1,794            1,320
       931    Rents                                                  3,798            2,692
       932    Maintenance of structures and equipment                   69            1,695
       403    Depreciation and amortization expense                  1,584            1,295
       408    Taxes other than income taxes                          4,489            4,075
       409    Income taxes                                          (9,730)          (7,235)
       410    Provision for deferred income taxes                    1,605           14,107
       411    Provision for deferred income taxes - credit          (4,386)          (9,875)
      411.5   Investment tax credit                                      -                -
              Foreign taxes                                              -              186
      426.1   Donations                                                167              150
      426.5   Other deductions                                           -                -
       427    Interest on long-term debt                                 -              779
       430    Interest on debt to associate companies                    -                -
       431    Other interest expense                                   154                -

                                                                   -------          --------
                                 Total Expense                     185,915          168,779
                                                                   -------          --------

                             Net Income or (Loss)                  (22,875)          (5,939)
                                                                   -------          --------


INSTRUCTION:   Provide a schedule briefly describing types of intercompany transactions.

TRANSACTIONS WITH ASSOCIATE COMPANIES
------------------------------------
SERI has agreements with Southern Company Services, Inc. and each of the system operating companies under which those companies provide the following services to SERI at cost: general engineering, design engineering, accounting and statistical, rates, budgeting, business promotion and public relations, systems and procedures, training, administrative, and financial services. In addition to these services, certain facilities of the system companies are made available to
SERI and its customers.

The service company and operating companies provide technical direction and management of the services provided to SERI and its customers. SERI reimburses the service company and operating companies at cost for these services.

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

-------------------------------------------------------------------------------
                              ANALYSIS OF BILLINGS
                                   CHARGES TO
                               ASSOCIATE COMPANIES
                                   ACCOUNT 457
-------------------------------------------------------------------------------
                                                                      TOTAL
NAME OF ASSOCIATE COMPANY                                             AMOUNT
                                                                      BILLED
-------------------------------------------------------------------------------

      Allied Queensland Coalfield Limited                                219
      Bewag                                                               45
      Birchwood Power Partners                                         3,763
      CEMIG                                                            3,475
      CEPA Construction                                                  906
      CEPA Operation                                                     102
      CEPA Operations (HK)                                               151
      CEPA Operations Philppines Corp                                    505
      CEPA Slipform                                                    2,875
      CEPA Tileman Power Systems Limited                                  42
      CEPAL                                                           15,936
      CEPAO (PHIL) Corp                                                    3
      Edelnor S.A.                                                     4,390
      Hopewell Energy LTD                                                 49
      Hopewell Energy Philippines Corp                                     1
      Hopewell Power Philippines                                         173
      Mobile Energy Services                                           5,988
      Mississippi Power Co.                                                1
      New England                                                      4,450
      Philippines Power & Infrastruture Holdings                         136
      SE Clairton                                                         13
      SE Finance                                                          99
      SEB Holdings, Inc.                                               2,278
      SEI Beteilgungs GMBH                                               735
      SEI Birchwood                                                      413
      SEI Europe                                                         561
      SEI Germany BEWAG Inc.                                           2,646
      SEI Holdings, Inc.                                                 211
      SEI Trinidad, Inc.                                               1,595
      SEI World Wide Holdings Inc.                                     2,646
      South Western Electricity PLC                                    6,789
      Southern Company Energy Marketing.                               5,600
      Southern Company Services                                          143
      Southern Energy Asia, Inc.                                       3,113
      Southern Energy Finance                                          1,836
      Southern Energy Holding Philippines                                384
      Southern Energyg International Inc.                              1,056
      Southern Energy Shajiao C Ltd                                       53
      Southern Energy Newco2 Inc.                                        759
      Southern Investment Holdings                                         2
      Southern Investments UK PLC                                        104
      State Line LLC                                                  66,437
      Sual Construction Corp.                                            859
      Sual Slipform                                                    1,957
      Tarahan                                                          4,290
      Other                                                              654
                                                                     -------
                                        TOTAL                        148,443

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

---------------------------------------------------------------------------
                               ANALYSIS OF BILLING
                             NON-ASSOCIATE COMPANIES
                                   ACCOUNT 458
---------------------------------------------------------------------------

          DESCRIPTION              TOTAL COST      EXCESS OR       TOTAL AMOUNT
                                                   DEFICIENCY         BILLED
          -----------              -----------     ----------      ------------

   Consulting  & Engineering            3,922          2,635             6,557

   Information Systems                      -              -                 -

   Nuclear                                  -              -                 -

   Franchises & Other                       -              -                 -

   Operations                          84,211        (76,385)            7,826

   Project Management                       -              -                 -

   Construction                             -              -                 -

   Pooled Inventory Management
      (PEICO)                               -              -                 -

   Good Cents                               -              -                 -


                     TOTAL             88,133        (73,750)           14,383


INSTRUCTION:  Provide a brief description of the sales and services rendered by category in accordance with your sales and service contracts and list the amounts applicable per category.


                                                                                                                     17


                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

----------------------------------------------------------------------------------------------------------------------------------
                        SCHEDULE OF EXPENSE DISTRIBUTION
                        BY DEPARTMENT OR SERVICE FUNCTION
---------------------------------------------------------------------------------------------------------------------------------

 D E S C R I P T I O N  O F  I T E M S
                                                                       D E P A R T M E N T    O R   S E R V I C E   F U N C T I O N
                                                      TOTAL
                                                      AMOUNT   OVERHEAD      SERI     Operadora        Asia & GmbH
------------------------------------------------------------------------------------- ---------- --------------------------------
      920        SALARIES AND WAGES                    37,659               37,639          -                19
      921        OFFICE SUPPLIES/EXPENSES & TRAVEL     12,947               12,937          -                 9
      922        ADMIN EXP TRANSFERRED - CREDIT            (7)                  (7)         -                 -
      923        OUTSIDE SERVICES EMPLOYED            112,909              112,269        555                85
      924        PROPERTY INSURANCE                     1,711                1,710          -                 1
      925        INJURIES AND DAMAGES                      49                   49          -                 -
      926        EMPLOYEE PENSIONS AND BENEFITS        21,019               21,019          -                 -
      928        DISPOSITION OF INTELLECTUAL PROP.          -                    -          -                 -
     930.1       GENERAL ADVERTISING EXPENSE               84                   84          -                 -
     930.2       MISCELLANEOUS GENERAL EXPENSE          1,794                1,723          -                71
      931        RENTS                                  3,798                3,425          -               374
      932        MAINTENANCE OF STRUCTURES & EQUIP         69                   69          -                 -
      403        DEPRECIATION & AMORTIZATION EXP        1,584                1,568          -                16
      408        TAXES OTHER THAN INCOME TAX            4,489                4,439         50                 -
      409        INCOME TAXES                          (9,730)              (9,730)         -                 -
      410        PROVISION FOR DEFERRED INCOME TAX      1,605                1,605          -                 -
      411        PROV  DEFERRED INCOME TAX - CREDIT    (4,386)              (4,386)         -                 -
                 FOREIGN TAXES                              -                    -          -                 -
     411.5       INVESTMENT TAX CREDIT                      -                    -          -                 -
     426.1       DONATIONS                                167                  167          -                 -
     426.5       OTHER DEDUCTIONS                           -                    -          -                 -
      427        INTEREST ON LONG TERM DEBT                 -                    -          -                 -
      430        INTEREST ON DEBT TO ASSOCIATE CO.          -                    -          -                 -
      427        INTEREST EXPENSE DEFERRED                154                  154          -                 -

INSTRUCTION: Indicate each department or service
function.                                             185,915              184,735        605               575
(See instruction 01-3 Gen'l Structure of Acc'ting Structure
System: Uniform System Account.        TOTAL EXPENSES


                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1998

------------------------------------------------------------------------------
              SCHEDULES OF EXPENSE DISTRIBUTION
                  BY DEPARTMENT OR FUNCTION
------------------------------------------------------------------------------

------------------------------------------------------------------------------
     ACCOUNT NUMBER           D E P A R T M E N T   O R   F U N C T I O N

          921
          922
          923
          924
          925
          926
          928
          930.1
          930.2
          931
          932
          403
          408
          409
          410
          411
          411.5
          426.1
         426.5
          427
          430
          431

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1998

------------------------------------------------------------------------------
                        DEPARTMENTAL ANALYSIS OF SALARIES

                                   ACCOUNT 920
------------------------------------------------------------------------------
                                                     SALARY        NUMBER
   NAME OF DEPARTMENT OR SERVICE FUNCTION           EXPENSE      PERSONNEL
   --------------------------------------           -------      ----------
   Indicate each department or service function.   TOTAL AMOUNT   END OF YEAR



               SOUTHERN ENERGY RESOURCES, INC.         37,659          582





                                   TOTAL               37,659           582

                                                                             20
                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1998

-------------------------------------------------------------------------------
                      DISPOSITION OF INTELLECTUAL PROPERTY

                                   ACCOUNT 928
-------------------------------------------------------------------------------
INSTRUCTIONS:   Provide a listing of the amount included in Account 928,
                "Disposition of Intellectual Property", classifying such
                expenses by associate company receiving compensation for
                Disposition of Intellectual Property.
----------------------------------------------------------------------------
         A S S O C I A T E    C O M P A N Y                       AMOUNT

----------------------------------------------------------------------------

         Not Applicable
















































                                                 TOTAL                     -
-------------------------------------------------------------------------------

                                                                          21
                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1998

------------------------------------------------------------------------------
                         MISCELLANEOUS GENERAL EXPENSES

                                  ACCOUNT 930.2
------------------------------------------------------------------------------
INSTRUCTIONS:    Provide a listing of the amount in Account 930.2,
                 Miscellaneous General Expenses",  classifying such expenses according to their nature.  Payments and expenses permitted by
                 Section 321 (b)(2) of the Federal Election Campaign Act,
                 as amended by Public Law 94-283 in 1976 (2  U.S.C.S. 441(b)(2)
                 shall be separately classified.
------------------------------------------------------------------------------
                             D E S C R I P T I O N                     AMOUNT
------------------------------------------------------------------------------

           Dues and Memberships                                           206

           Miscellaneous General Expense for :                          1,576
             Storage of records Jan - Dec 97
             Birchwood Construction Costs
             Inside move of Accounting and Construction Staff
             Misc. purchases from the Atlanta Novelty Company
             Annual license, certification & registration fees
             Bank & wire transfer fee
             Holiday Gala Expenses
             Kitchen/Bathroom Supplies
             Office cleaning
             Petty cash expense
             Miscellaneous
             Other Expenses

           Bad Debt Expense                                                12

































                                                   TOTAL                1,794
-------------------------------------------------------------------------------

                                                                          22
                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1998

------------------------------------------------------------------------------
                          TAXES OTHER THAN INCOME TAXES

                                   ACCOUNT 408
------------------------------------------------------------------------------
INSTRUCTIONS:   Provide an analysis of Account 408, "Taxes Other Than Income
                Taxes".  Separate the analysis into two groups: (1) other than
                U.S. Government taxes,  and (2) U.S. Government taxes. Specify each of the various kinds of taxes and show the amounts thereof.
                Provide a subtotal for each class of tax.
-------------------------------------------------------------------------------
       K I N D   O F   T A X                                          AMOUNT
-------------------------------------------------------------------------------

Other than U.S. Government:
      State Unemployment
      Real Estate and Personal Property                                   61
      Other State and Local Taxes and Licenses                           120
      Sales Tax                                                            5
      Taxes Other Than Income Taxes                                        3
      Chile Withholding Tax expense                                    1,098
      Mexico Expatriate Social Security Tax - Employer                     -
      Australia Expatriate Income tax - Employer                           -
      Puerto Rico Income Tax - Employee Differential                       -
      Foreign Tax Expense                                                 50
      Use Tax                                                              -
      Expatriate Taxes                                                 1,026
                                                                       -----
                                                 Subtotal              2,362
                                                                       -----

U. S. Government:
      FICA - Employers Portion                                         2,044
      FUTA                                                                31
      SUTA                                                                52
                                                                       -----
                                                Subtotal               2,126
                                                                       -----











                                                                       -----
                                               TOTAL                   4,489
                                                                       -----


                                                                            23

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1998

---------------------------------------------------------------------------------------
                                    DONATIONS

                                  ACCOUNT 426.1
---------------------------------------------------------------------------------------
-INSTRUCTIONS:    Provide a listing of the amount included in Account 426.1
                  "Donations", classifying such expenses by its purpose.  The aggregate number and amount of all items less than $3,000
                  may be shown in lieu of details.
---------------------------------------------------------------------------------------

             NAME OF RECIPIENT                  PURPOSE OF DONATION              AMOUNT
---------------------------------------------------------------------------------------

29 Items ( Less than $3,000 each)         Employer Gift Matching Contributions      32
United Way of Metropolitan Atlanta        Corporate Contribution                    15
Boy Scouts of America                     Atlanta Area Council                      10
Grand Bahamas Children' Center            Corporate Contribution                     3
Zoo Atlanta                               Table 1998 Beastly Feast Festival          4
Carter Center                             Corporate Contribution                     6
Robert College of Istanbul                Charitable Contribution                    5
Southern Institute                        Sponsorship                                4
Georgia Tech Athletic Association         Alexander Tharpe Fund                      5
Zoo Atlanta                               Corporate Contribution                     5
Carter Center                             Corporate Contribution                     6
American Academy in Berlin                Corporate Contribution                    60
Empty Stocking Fund                       Corporate Contribution                     5
Birmingham Festival of Arts Association   Corporate Contribution                     3















                                                                                   ---
                                                   TOTAL                           167
                                                                                   ---

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1998

------------------------------------------------------------------------------
                                OTHER DEDUCTIONS

                                  ACCOUNT 426.5
------------------------------------------------------------------------------
INSTRUCTIONS:   Provide a listing of the amount included in Account 426.5
                "Other Deductions", classifying such expenses according to their nature.
------------------------------------------------------------------------------
                                                                       AMOUNT
         D  E  S  C  R  I  P  T  I  O  N        NAME OF PAYEE          BILLED
--------------------------------------------- --------------------------------


All deductions less than two hundred dollars.












                                                                     ---------

                                                       TOTAL

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1998

-----------------------------------------------------------------------------
                                 SCHEDULE XVIII

                          NOTES TO STATEMENT OF INCOME
-----------------------------------------------------------------------------
INSTRUCTIONS:   The space below is provided for important notes regarding the statement of income or any account thereof.  Furnish
                particulars as to any significant increase in services rendered or expenses incurred during the year.  Notes relating to
                financial statements shown elsewhere in this report may be indicated here by reference.
-----------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1998

-------------------------------------------------------------------------------
                                  SCHEDULE XIX

                          OUTSIDE SERVICES EMPLOYED 923
-------------------------------------------------------------------------------
INSTRUCTION         Provided below is a break down of outside services employed
-------------------------------------------------------------------------------
                                                        1998             1997
                                                        ----             ----

      Legal  Fees                                     11,869           16,730

      Accounting and Audit Fees                          104              457

      Alabama Power Company                              109              283

      Georgia Power Company                              931            1,009

      Gulf Power Company                                   8               53

      Mississippi Power Company                           11               98

      Southern Company Services                       15,716           10,413

      Savannah Electric Company                           63               13

      Southern Development & Investment Group           (162)           1,250

      Other Outside Companies         1)              84,260           46,413

      Joint Venture SEI/Daniel                             -                -

                                                     -------           -------
                                        TOTAL        112,909           76,719

-------------------------------------------------------------------------------

1)  Detail of Other Outside Companies for 1998 is as follows:
                                          ----

         Consulting Meals                                             22
         Engineering                                                 316
         Underwriter Fees
         Computer consulting                                          72
         Temporary office services                                 1,677
         Consulting (non financial)                               18,985
         Construction subcontractors                                 126
         Other plant operations                                        5
         Financial consulting                                        306
         Subscriptions                                                62
         Charges billed for audit & professional services             16
         provide to various SERI projects
         Operations and Maintenance                                1,066
         Other Services                                               25
              Eliminate intercompany expenses
         State Line Startup Charges
         London Business Development Costs
         Other Outside Co( agent fees, license renewals, etc.)    61,582

         TOTAL                                                    84,260

                                                                         27
                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

              ORGANIZATION CHART OF SOUTHERN ENERGY RESOURCES, INC.



Tom Boren/President and CEO
      Vance Booker/Vice President, Administration
      Marce Fuller/Executive Vice President & CEO, SoCo Energy Marketing
      Marks Towles/Director, Internal Auditing
      Raymond D. Hill/Executive Vice President and Chief Financial Officer
        Tommy Chisholm/Vice President and Corporate Secretary
        Bill Holden/Vice President and Treasurer
        J.R. Harris/Vice President, External Affairs
        Bill Maner, III/Vice President
        Rick Kuester/Managing Director & CEO, Consolidated Electric Power Asia James Ward/Vice President and Controller
      Richard Pershing/Executive Vice President, International Division
        Paul Bowers/President & CEO, South Western Electricity of Bristol (SWEB) Alan Harrelson/Vice President, Construction
        Ron Leggett/Vice President, Power Generation
        Rick Owen/Vice President, Operations & Development Caribbean
        Gale Klappa/Senior Vice President & President, North America Group Barney Rush/Vice President, SEI Europe, Inc.
        Anne Cleary/Vice President, North American Business Development
        Randy Harrison/CEO, Southern Energy California
        Henry Coolidge/CEO, Southern Energy New England
        Craig Lesser/CEO, Southern Energy New York
        David Rozier/Vice President, Mid-Continent
        David Gallaspy/Vice President

             ORGANIZATION CHART OF SEI OPERADORA DE ARGENTINA, S.A.

J. William Holden, III/ President of the Board
        Ricardo Falabella/Vice President of the Board
        Mariano F. Grondona/Secretary of the Board


                   ORGANIZATION CHART OF SEI BETEILIGUNGS GmbH

Thomas G. Boren/Managing Director
Barney Rush/Managing Director
James A. Ward/Managing Director

                         ORGANIZATION CHART OF SEI ASIA

Thomas G. Boren/President
        Raymond D. Hill/Vice President & Chief Financial Officer
        James A. Ward/Treasurer
        Tommy Chisholm/Secretary & Assistant Treasurer
        Sam H. Dabbs, Jr./Assistant Secretary